Exhibit 10.1

Transfer Agreement of CDQ & Waste Heat Power Generation

Project of Tangshan Rongfeng

Party A: Xi’an TCH Energy Technology Co., Ltd.

Party B: Tangshan Rongfeng Iron & Steel Co., Ltd.

Party C: Xi’an Huaxin New Energy Co., Ltd.

Whereas, Party A entered into a CDQ Power Generation Energy Management Cooperative Agreement with Party B on December 12, 2013 (“Rongfeng Agreement”); Pursuant to the Rongfeng Agreement, Party A entered into an EPC Contract for the CDQ Waste Heat Power Generation Project (the “Project”) with Party C on December 25, 2013 (“Huaxin Agreement”). Pursuant to the Huaxin Agreement, Party C undertakes the construction of the Project. As of October 31, 2015, Party A has paid Party C RMB 165,200,000 construction fee according to the Huaxin Agreement. The ownership of assets of the Project under construction belongs to Party A.

Whereas, major changes have happened inside of Tangshan Rong Iron & Steel Co., Ltd. The original major shareholder, Tangshan Bainite Steel (Group) Fufeng Steel Co., Ltd. exited from Party B. The second largest shareholder, Cheng Li, became the largest shareholder of Party B. Both Party A and Party B considered there is no continuous cooperation conditions for both parties and agreed to terminate the Rongfeng Agreement and all project assets under construction shall be transferred to Party B. Through full consultation, parties reached followings in connection with the termination of the Rongfeng Agreement and relevant follow-up issues.

One, Settlement Methods

1.	Party A shall transfer all the project assets under construction under the Rongfeng Agreement to Party B. Party B confirms that the assets under construction with the payment of construction fee by Party A as well as the paid amount of RMB 165.2 million by Party A have been verified and confirmed by Party A, B, and C.

2.	Party A, B, and C all agree that Party C shall continue to construct and complete the Project. Party A transfers all its rights and obligation under the Huaxin Agreement to Party B.

Two, Transfer Price

Party B shall pay RMB 165,200,000 to Party A based on the proof of payments for the construction of the Project which should be provided by Party A.

Within three days after this Agreement is signed, Party A shall provide all payment proof for the construction fee paid to Party C, and Party C shall provide the project progress schedule as of October 31, 2015.

Three, Payment Method and Schedule

Within 20 business days after this Agreement is signed, Party B shall pay Party A the agreed transfer price of RMB 65,200,000. Within 20 business days after the completion of the construction but no later than March 31, 2016, Party B shall pay Party A RMB 50,000,000; before September 30, 2016, Party B shall pay Party A the remaining RMB 50,000,000.

Cheng Li, the legal representative of Tangshan Rongfeng Iron & Steel Co., Ltd. shall provide the joint liability guaranty for the payment under this Agreement and a separate guarantee agreement will be executed by the two parties.

Four, Content and Method of Assets Transfer

The transferred assets of the CDQ and waste heat power generation project include all above-ground structures on site and their attachments as well as machinery equipment used for the Project.

Within three business days after Party B makes the first payment of transfer price at RMB 65,200,000 pursuant to section three of this Agreement, Party A, B, and C shall designate their personnel to conduct an actual turn-over of the transferred assets on the site and the ownership of corresponding assets of Project shall be temporarily transferred from Party A to Party B. After all the Transfer Price are totally paid off by Party B pursuant to section three of this Agreement, the ownership of the Project will be formally transferred to Party B. Otherwise, section seven of this Agreement shall prevail.

Before the actual turn-over of the transfer assets, Party B shall not hinder Party A's management and control over the Project and its corresponding assets through trespassing, damaging, impairing or in any other ways and for any reason; and Party A also shall not demolish, damage and transfer the Project and its corresponding assets.

Five, Waiver Clause:

After Party B pays off the entire Transfer Price within the agreed time according to section three of this Agreement, Party A agrees not to take actions against Party B for breach of Rongfeng Agreement.

Six, Termination of the Original Cooperative Agreement

The CDQ Power Generation Energy Management Cooperative Agreement signed by Party A and Party B shall be terminated on the date when Party B pays off the entire Transfer Price within the agreed date according to section three of this Agreement, and both parties shall not continue the performance of the original cooperative agreement.

Seven, Liability for Breach of the Agreement

If Party B fails to pay off the entire transfer price within the time agreed in this Agreement, this Agreement is automatically terminated on the due date of the payment date and the temporary ownership of the Project by Party B is immediately cancelled and the ownership of the CDQ waste heat power generation project and its corresponding assets shall automatically return to Party A, and both parties shall continue performing their respective rights and obligations according to Rongfeng Agreement and assume the corresponding liabilities for breach of the Rongfeng Agreement.

Eight, Settlement of Disputes

Any dispute over this Agreement shall be solved through consultation between both parties and if consultation fails, any party may file a lawsuit to the local people’s court where Party A is located.

Nine, this Agreement takes effect on the date of signing and sealing by Party A, Party B and Party C.

Ten, this Agreement is signed in six copies and each party holds two copies and they all have the same legal effect.

Eleven, anything not covered in this Agreement shall be consulted by both parties.

Party A:	Party B:

Authorized Representative:	Authorized Representative:

Date of Signature:	Date of Signature:

Party C:

Authorized Representative:

Date of Signature: